1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

SANTA FE GOLD PROVIDES UPDATE ON TRANSACTION WITH
COLUMBUS SILVER AND CEASE TRADE ORDERS

ALBUQUERQUE, New Mexico – April 20, 2011 – Santa Fe Gold Corporation (OTCBB: SFEG) (“Santa Fe”) and Columbus Silver Corporation (CSC: TSX-V) ("Columbus Silver") jointly announced today that Santa Fe is continuing to use reasonable efforts to obtain a revocation of the cease trade orders against Santa Fe issued by the British Columbia and Ontario Securities Commissions in 2003 after Santa Fe did not make required Canadian regulatory filings.

Santa Fe’s President and CEO, Pierce Carson, said, “We cannot take any steps in furtherance of the previously announced transaction with Columbus Silver until the cease trade orders have been revoked by the British Columbia and Ontario Securities Commissions. However, although no assurances can be given that we will be successful, should the cease trade orders be revoked, we intend to pursue a transaction with Columbus Silver.”

Robert F. Giustra, Columbus Silver’s President and CEO, commented, “We remain supportive of Santa Fe’s efforts. A potential business combination or strategic relation should deliver both near and long-term value to Columbus Silver and Santa Fe shareholders through existing production growth as well as significant development and exploration upside from a diverse portfolio of precious metal properties.”

About Santa Fe Gold:
Sant a Fe Gold is a U.S.-based mining and explorat ion ent erprise focused on acquir ing and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in sout hwest er n New Mexico, which began process ing operations in 2010; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Ortiz gold property in north-central New Mexico; (iv) the Black Canyon mica deposit and processing equipment near Phoenix, Arizona; and (v) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high-qualit y, diversified mineral assets wit h an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
W. Pierce Carson, President and Chief Executive Officer
505-255-4852